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EXHIBIT 5.1

LEGAL OPINION

March 26, 2002

Dial Thru International Corporation
700 South Flower, Suite 2950
Los Angeles, California 90017

Ladies and Gentlemen:

        We have acted as counsel to Dial Thru International Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the resale of up to 2,814,068 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act in connection with the Registration Statement on Form S-3 (File No. 333-82622)(the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act to register the resale of the Shares.

        In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

        Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, are, or upon issuance pursuant to the terms of the applicable convertible note or warrant will be, validly issued, fully paid and non-assessable, as the case may be.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ RIORDAN & MCKINZIE

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  EXHIBIT 5.1
LEGAL OPINION